AXA EQUITABLE LIFE INSURANCE COMPANY

ENDORSEMENT APPLICABLE TO ANNUITY BENEFIT FORMS

This Endorsement is part of your Certificate and is effective upon your receipt.

In this Endorsement, “we,” “our” and “us” mean AXA Equitable Life Insurance Company (“AXA Equitable”). References to “you” and your” means the Annuitant.

TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Joint and Survivor Life Annuity Form (with 100% of the amount of the Annuitant’s payment continued to the Annuitant’s spouse) provided by an application of $1,000.

FEMALE AGES

	Age	71	75	80	85	90	95
	71	4.17	4.40	4.68	4.92	5.11	5.24
	72	4.20	4.45	4.75	5.01	5.22	5.37
	73	4.23	4.50	4.81	5.10	5.33	5.50
	74	4.27	4.54	4.88	5.19	5.45	5.64
	75	4.30	4.59	4.95	5.29	5.57	5.78
	76	4.33	4.63	5.02	5.38	5.69	5.92
M	77	4.36	4.68	5.09	5.48	5.81	6.07
A	78	4.38	4.72	5.15	5.57	5.94	6.22
L	79	4.41	4.76	5.21	5.67	6.07	6.38
E	80	4.44	4.80	5.28	5.76	6.20	6.54
	81	4.46	4.83	5.34	5.85	6.32	6.70
A	82	4.48	4.87	5.40	5.94	6.45	6.86
G	83	4.50	4.90	5.45	6.03	6.58	7.03
E	84	4.52	4.93	5.51	6.12	6.71	7.20
S	85	4.54	4.96	5.56	6.21	6.84	7.37
	86	4.55	4.99	5.61	6.29	6.97	7.54
	87	4.57	5.02	5.66	6.37	7.10	7.72
	88	4.58	5.04	5.70	6.45	7.22	7.89
	89	4.60	5.06	5.75	6.53	7.34	8.06
	90	4.61	5.08	5.79	6.60	7.46	8.23
	91	4.62	5.10	5.82	6.67	7.57	8.39
	92	4.63	5.12	5.86	6.73	7.68	8.54
	93	4.64	5.14	5.89	6.79	7.78	8.69
	94	4.65	5.15	5.92	6.84	7.87	8.84
	95	4.65	5.16	5.95	6.90	7.97	8.99

2018EQVTGAP-IRA-G(95)	SERIES 400,500,700,800

The Guaranteed Payments will be calculated on the same actuarial basis as shown in the “Table of Guaranteed Annuity Payments” in the Certificate Joint and Survivor Life Annuity Forms between ages 71 and 95 not shown above will be calculated on the same actuarial basis as shown in the “Tables of Guaranteed Annuity Payments” in the Certificate.

AXA EQUITABLE LIFE INSURANCE COMPANY

[

Mark Pearson,	Dave S. Hattem, Senior Executive Director,
Chairman of the Board and Chief Executive Officer	Secretary and General Counsel ]

2018EQVTGAP-IRA-G(95)	SERIES 400,500,700,800